AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the "Amendment") is made as of December 31, 2018 between Selecta Biosciences, Inc., a Delaware corporation (the "Company"), and Omid Farokhzad, M.D. (the "Consultant").

WHEREAS, the parties entered into a Consulting Agreement dated as of May 30, 2018 (the "Agreement") and wish to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and in the Agreement, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement.

2.	Term. The parties agree to delete Section 4 of the Agreement in its entirety and replace it with the following:

Term. The term of this Agreement will begin on April 1, 2018 and will end on December 31, 2019; provided, however, that the term may be extended by mutual agreement of the Company and the Consultant. The Company may terminate this Agreement at any time for any reason, without cause and without prior notice.

3.	Schedule A: The parties agree the following shall be added to "2. Compensation" set forth in Schedule A:

On December 2, 2018, the Company granted the Consultant an option to purchase 75,000 shares of the Company's common stock (the "Option"), subject to the terms and conditions of the Company's 2016 Incentive Award Plan (the "2016 Plan") and a stock option agreement between the Company and the Consultant. Subject to its terms, the Option shall continue to vest after termination of this Agreement, for as long as the Consultant serves the Company as a Service Provider (as defined in the 2016 Plan).

The Company shall compensate Consultant in consideration of Consultant's performance of the Services hereunder, for the period beginning January 1, 2019 and ending December 31, 2019, in the amount of $85,000, to be paid quarterly in arrears beginning on March 31, 2019 and prorated for any partial period of service.

4.
All other terms and conditions of the Agreement that are not amended by this Amendment shall remain in full force and effect. If there is conflict between this Amendment and the Agreement, the terms of the Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as an agreement under seal as of the date first written above.

SELECTA BIOSCIENCES,INC		CONSULTANT

By:	/s/Carsten Brunn, Ph.D.	By:	/s/Omid Farokhzad, M.D.
Name:	Carsten Brunn, Ph.D.	Name:	Omid Farokhzad, M.D.
Title:	President and Chief Executive Officer	Title:	Chairman